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                                                                   Exhibit 10.2
                                    AMENDMENT

This Amendment, effective December 1, 2004, made by and between Transamerica Occidental Life Insurance Company (referred to as the "Reinsurer") and Annuity and Life Reassurance, Ltd. (referred to as the "Retrocessionaire") is attached to and becomes a part of the Automatic Modified Coinsurance Agreement (No. 0676-01), effective September 30, 1998 (referred to as the "Agreement").

                                       1.

The Reinsurer and the Retrocessionaire hereby agree that the Agreement is terminated for new business. The Reinsurer and the Retrocessionaire further hereby agree that business reinsured under the Agreement shall be recaptured by the Reinsurer. Upon recapture, the Reinsurer hereby releases and discharges the Retrocessionaire from all liability for this business under the Agreement. Notwithstanding the forgoing release and discharge, the Retrocessionaire shall remain liable to the Reinsurer for all claims under the Agreement through and including November 30, 2004, and given such liability, shall be responsible for all net settlements under the Agreement through and including said date.

                                       2.

In consideration for the termination and recapture provided in Section 1 above, the Retrocessionaire shall pay the Reinsurer, no later than January 31, 2005:
(a) amounts owed for all outstanding settlements (revenues, if any, offset from or by gross paid claims) through November 30, 2004 as reasonably agreed by the Reinsurer and the Retrocessionaire and (b) a termination premium of $14,000,000.

                                       3.

The Reinsurer and the Retrocessionaire agree that all matters with respect to this Amendment require their utmost good faith.

                                       4.

Each party represents and warrants to the other party that it is solvent on a statutory basis in all jurisdictions in which it does business or is licensed.

                                       5.

Retrocessionaire further represents and warrants to Reinsurer as follows:

(A) Retrocessionaire has all requisite power and authority to enter into this Amendment, and Retrocessionaire has all requisite power and authority to perform its obligations hereunder. The execution and delivery by Retrocessionaire of this Amendment, and the performance by Retrocessionaire of its obligations hereunder, have been duly authorized and no other acts or proceedings on the part of Retrocessionaire are necessary to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Retrocessionaire. Assuming the execution and delivery of this Agreement by the other parties hereto, this Amendment is a legal, valid and binding obligation of Retrocessionaire, enforceable against Retrocessionaire in accordance with their terms, subject as to enforcement to bankruptcy,

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      reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(B) The execution and delivery of this Amendment, the consummation of the transactions contemplated hereby by Retrocessionaire, and the fulfillment of and compliance with the terms and provisions hereof by Retrocessionaire do not and will not (a) violate any law, regulation, ordinance or judicial or administrative order, writ, award, judgment, injunction or decree applicable to Retrocessionaire or its properties or assets ; (b) conflict with the terms, conditions or provisions of the charter, by-laws or organizational documents of Retrocessionaire; (c) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any agreement or other instrument to which Retrocessionaire is a party or by which it is bound or by which any of its properties or assets may be affected; (d) result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Retrocessionaire under any indenture, agreement or instrument, or (d) terminate or give any party thereto the right to terminate any indenture, agreement or instrument.

(C) The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby in accordance with the respective terms hereof, do not require Retrocessionaire to obtain any consent, approval, authorization order, ruling, or action of, or to make any filing or registration with or give any notice to, any person or entity.

(D) There are no other agreements by and between Retrocessionaire, as the ceding or retroceding company, and other reinsurance companies under which Retrocessionaire has ceded or retroceded risks, liabilities and obligations relating to the Ceded Business (including all terminated, canceled or expired agreements under which there remains any residual or outstanding risk, liability or obligation as of the date hereof).

The Reinsurer has entered into this Amendment in reliance upon the Retrocessionaire's representations and warranties.

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This Amendment does not alter, amend or modify the Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Agreement together with all amendments and supplements thereto.

Executed by                                   Executed by
ANNUITY AND LIFE                              TRANSAMERICA OCCIDENTAL
REASSURANCE, LTD.                             LIFE INSURANCE COMPANY

on January 31, 2005                           on  January 31, 2005

By: /s/ John F. Burke                         By: /s Patrick B. Kelleher
    ------------------------------------          -----------------------------
  Title: Chief Executive Officer                Title: Senior Vice President

By: /s/ John W. Lockwood                      By: /s/ Susan E. Mack
    ------------------------------------          -----------------------------
  Title: Chief Financial Officer                Title: Senior Vice President

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